

<ARTICLE> UT
<LEGEND>
This schedule  contains summary  financial  information  extracted from SEC Form
10-Q and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000081033
<NAME> PUBLIC SERVICE ELECTRIC AND GAS COMPANY
<MULTIPLIER>1000000

<PERIOD-TYPE>                 3-MOS
<FISCAL-YEAR-END>             DEC-31-1997
<PERIOD-START>                JAN-01-1998
<PERIOD-END>                  MAR-31-1998
<BOOK-VALUE>                     PER-BOOK
<TOTAL-NET-UTILITY-PLANT>          10,967
<OTHER-PROPERTY-AND-INVEST>           730
<TOTAL-CURRENT-ASSETS>              1,311
<TOTAL-DEFERRED-CHARGES>            1,671
<OTHER-ASSETS>                          0
<TOTAL-ASSETS>                     14,679
<COMMON>                            2,563
<CAPITAL-SURPLUS-PAID-IN>             594
<RETAINED-EARNINGS>                 1,382
<TOTAL-COMMON-STOCKHOLDERS-EQ>      4,539
<PREFERRED-MANDATORY>                 588
<PREFERRED>                            95
<LONG-TERM-DEBT-NET>                4,123
<SHORT-TERM-NOTES>                      0
<LONG-TERM-NOTES-PAYABLE>               0
<COMMERCIAL-PAPER-OBLIGATIONS>        822
<LONG-TERM-DEBT-CURRENT-PORT>          18
<PREFERRED-STOCK-CURRENT>               0
<CAPITAL-LEASE-OBLIGATIONS>            50
<LEASES-CURRENT>                        0
<OTHER-ITEMS-CAPITAL-AND-LIAB>      4,444
<TOT-CAPITALIZATION-AND-LIAB>      14,679
<GROSS-OPERATING-REVENUE>           1,789
<INCOME-TAX-EXPENSE>                  117   <F1>
<OTHER-OPERATING-EXPENSES>          1,415
<TOTAL-OPERATING-EXPENSES>          1,530
<OPERATING-INCOME-LOSS>               259
<OTHER-INCOME-NET>                      2
<INCOME-BEFORE-INTEREST-EXPEN>        261
<TOTAL-INTEREST-EXPENSE>              104   <F2>
<NET-INCOME>                          157
<PREFERRED-STOCK-DIVIDENDS>             2
<EARNINGS-AVAILABLE-FOR-COMM>         155
<COMMON-STOCK-DIVIDENDS>              125
<TOTAL-INTEREST-ON-BONDS>              76
<CASH-FLOW-OPERATIONS>                633
<EPS-PRIMARY>                           0
<EPS-DILUTED>                           0

<F1>Federal  Income Taxes for Other Income of $2 was incorporated into this line item for FDS purposes. In the referenced financial statements, Total Other Income and Deductions are net of the above applicable Federal and State income taxes.
<F2>Total  interest  expense  includes  Preferred  Securities  Dividend
Requirements.

